Exhibit 10.2

CARDAX, Inc.

2014 Equity Compensation Plan

CARDAX, Inc.

2014 Equity Compensation Plan

Table of Contents

1.	Purpose		1
2.	Definitions		1
	2.1	Accelerate	1
	2.2	Affiliate	1
	2.3	Award	1
	2.4	Award Agreement	1
	2.5	Beneficial Owner	1
	2.6	Board	2
	2.7	Cause	2
	2.8	Change in Control	2
	2.9	Common Stock	2
	2.10	Code	2
	2.11	Committee	2
	2.12	Company	2
	2.13	Covered Employee	2
	2.14	Effective Date	2
	2.15	Exchange Act	2
	2.16	Exercise Price	3
	2.17	Fair Market Value	3
	2.18	Grant Date	3
	2.19	ISO	3
	2.20	NQSO	3
	2.21	Option	3
	2.22	Optionee	3
	2.23	Participant	3
	2.24	Performance Goals	3
	2.25	Person	4
	2.26	Plan	4
	2.27	Restricted Stock	4
	2.28	Restriction Period	5
	2.29	Risk of Forfeiture	5
	2.30	Securities Act	5
	2.31	Stock Appreciation Right or SAR	5
	2.32	Stock-Based Award	5
3.	Term of the Plan		5
4.	Administration		6

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5.	Authorization of Grants		6
	5.1	Eligibility	6
	5.2	General Terms of Awards	6
	5.3	Non-Transferability of Awards	6
	5.4	Conditions to Receipt of Awards	7
	5.5	Equity Subject to Plan	7
	5.6	Covered Employees	7
	5.7	Authorized Shares	7
6.		Specific Terms of Awards	7
	6.1	Options	7
	6.2	Restricted Stock	9
	6.3	Common Stock Grants	10
	6.4	Stock-Based Awards	10
	6.5	Awards to Participants Outside the United States	10
7.	Adjustment Provisions		10
	7.1	Adjustment for Company Actions	10
	7.2	Related Matters	11
8.	Change in Control Provisions		11
9.	Settlement of Awards		13
	9.1	Violation of Law	13
	9.2	Unfunded Status of Awards	14
	9.3	No Fractional Shares	14
	9.4	Investment Representations	14
	9.5	Registration	14
	9.6	Tax Withholding	14
10.	No Special Employment or Other Rights		15
11.	Nonexclusivity of the Plan		15
12.	Section 409A of the Code		15
13.	Termination and Amendment of the Plan and Awards		15
14.	Notices and Other Communications		16
15.	Governing Law		17

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CARDAX, INC.

2014 Equity Compensation Plan

1.	Purpose

Koffee Korner, Inc. (to be known as Cardax, Inc., the “Company”) hereby adopts this Cardax, Inc. 2014 Equity Compensation Plan. This Plan is intended to encourage equity ownership of the Company by persons providing services to the Company and/or its subsidiaries, including directors, employees, advisers and consultants of the Company and/or its subsidiaries, and to provide additional incentives for them to promote the success of the business of the Company. The Company may also grants awards under the Plan to replace options granted under the Cardax Pharmaceuticals, Inc. 2006 Stock Incentive Plan (the “Prior Plan”). This Plan shall be effective on the effective date (the “Effective Date”).

2.	Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1 Accelerate. When used with respect to an Award (other than Restricted Stock), means that as of the time of reference the Award will vest and, if applicable, will become exercisable with respect to some or all of the Common Stock, Units or cash equivalent for which such Award was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock, means that the Risk of Forfeiture otherwise applicable to the Common Stock shall expire with respect to some or all of the Common Stock then otherwise subject to the Risk of Forfeiture.

2.2 Affiliate. Means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, “control” means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

2.3 Award. Means any grant or sale pursuant to the Plan of Options, Restricted Stock, or other Stock-Based Awards.

2.4 Award Agreement. Means an agreement, instrument or other document between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.5 Beneficial Owner. Shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

2.6 Board. Means the Board of Directors of the Company.

2.7 Cause. Means, unless otherwise provided in an applicable Award Agreement, a termination of employment or service, based on a finding by the Committee, that the Participant engaged in conduct (a) which involves fraud, moral turpitude, willful misconduct, bad faith or commission of a crime that is classified as a felony under New York law and in the reasonable opinion of the Board is injurious to the Company or its Affiliates, or (b) that constitutes grounds for termination for cause under the Participant’s employment, consulting or service agreement with the Company or its Affiliates, to the extent applicable, or under any policies in effect applicable to the Participant and relating to his or her employment by, or association with, the Company or its Affiliates.

2.8 Change in Control. Shall have the meaning set forth in Section 8.2 hereof.

2.9 Common Stock. Means Common stock, par value $0.001 per share, of the Company.

2.10 Code. Means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder. To the extent that reference is made to any particular section of the Code, such reference shall be, where the context so admits, to any corresponding provisions of any succeeding law.

2.11 Committee. Means any committee of the Board that is delegated responsibility for the administration of the Plan, as provided in Section 4; provided, that such committee shall, unless otherwise provided by the Board, be comprised solely of directors of the Company who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Code Section 162(m) and (c) “independent directors” pursuant to New York Stock Exchange requirements.

2.12 Company. Means Koffee Korner, Inc. (to be known as Cardax, Inc.), a corporation organized under the laws of the State of Delaware.

2.13 Covered Employee. Shall have the meaning set forth in Section 162(m)(3) of the Code.

2.14 Effective Date. Means the date this Plan is adopted by the Board, on behalf of the Company. The Effective Date shall of the merger of Cardax Acquisitions, Inc. within into Cardax Pharma, Inc. pursuant to the terms and conditions dated as of November 27, 2013 by and among Cardax Pharmaceuticals, Inc., Cardax Pharma, Inc., Cardax Acquisitions, Inc. and the Company, as such Agreement may be amended from time to time in accordance with the terms thereof.

2.15 Exchange Act. Means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

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2.16 Exercise Price. Means the price per share of Common Stock at which a holder of an Award granted hereunder may purchase the Common Stock issuable upon exercise of such Award.

2.17 Fair Market Value. With respect to a share of Common Stock on any given date means: (i) if the Common Stock is listed for trading on the New York Stock Exchange, the closing sale price per share of Common Stock on the New York Stock Exchange on that date (or, if no closing sale price is reported, the last reported sale price), (ii) if the Common Stock is not listed for trading on the New York Stock Exchange, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date in composite transactions for the principal national securities exchange registered pursuant to Section 6(g) of the Exchange Act on which the Common Stock is listed, (iii) if the Common Stock is not so listed on a national securities exchange, the last quoted bid price for the Common Stock on that date in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or (iv) if the Common Stock is not so quoted by Pink Sheets LLC or a similar organization such value as the Committee, in its sole discretion, shall determine in good faith.

2.18 Grant Date. Means the date as of which an Option is granted, as determined under Section 6.1(a).

2.19 ISO. Means any Option to acquire Common Stock intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

2.20 NQSO. Means any Option that is designated as a nonqualified stock option.

2.21 Option. Means an option to purchase Common Stock, in the form of an ISO or a NQSO, or an option to purchase Units.

2.22 Optionee. Means a Participant to whom an Option shall have been granted under the Plan.

2.23 Participant. Means any holder of an outstanding Award under the Plan.

2.24 Performance Goals. Means performance goals based on one or more of the following criteria: (i) earnings including operating income, economic income, economic net income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of any of the foregoing.

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Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, or other pre-established target or designated comparison group, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall, as selected by the Committee, be determined in accordance with generally accepted accounting principles or non-GAAP financial measures, and shall be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

2.25 Person. Means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, or other entity.

2.26 Plan. Means this Cardax, Inc. 2014 Equity Compensation Plan, as amended from time to time, and including any attachments or addenda hereto.

2.27 Restricted Stock. Means an Award of shares of Common Stock to a Participant under Section 6.2 that may be subject to certain restrictions and to a Risk of Forfeiture.

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2.28 Restriction Period. Means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which such Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.29 Risk of Forfeiture. Means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire the Restricted Stock at less than their then Fair Market Value or for no consideration, arising because of the occurrence or non-occurrence of specified events or conditions.

2.30 Securities Act. Means the Securities Act of 1933, as amended from time to time.

2.31 Stock Appreciation Right or SAR. Means the right pursuant to an Award granted under Section 6.4 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date of such SAR or portion thereof is surrendered, of the Common Stock or Unit covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or portion thereof.

2.32 Stock-Based Award. Means an Award granted to a Participant pursuant to Section 6.4 hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock including but not limited to performance units and Stock Appreciation Rights, and which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

The definition of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (ii) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to it as amended from time to time and shall include any successor law, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety and not to any particular provision hereof and (iv) all references herein to Sections shall be construed to refer to Sections to this Plan.

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Company, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Company and ending immediately prior to the tenth anniversary of such date. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

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4.	Administration

The Plan shall be administered by the Committee; provided, however, that the Committee may delegate to one or more “executive officers” (as defined under applicable rules promulgated under the Exchange Act) the authority to grant Awards hereunder to employees who are not executive officers, and to consultants and advisers, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the director, employee, adviser or consultant to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by such directors, employees, advisers and consultants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

5.	Authorization of Grants

5.1 Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any service provider to the Company or any of its Affiliates, including directors, officers, employees, advisers and consultants of the Company and/or its Affiliates. Awards may also be granted to holders of options under the Prior Plan.

5.2 General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in Section 6 or in the Award Agreement), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe.

5.3 Non-Transferability of Awards. Awards shall not be transferable, and no Awards or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative.

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5.4 Conditions to Receipt of Awards. Unless otherwise waived by the Committee, no prospective Participant shall have any rights with respect to an Award unless and until such Participant has executed an Award Agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

5.5 Equity Subject to Plan. The maximum number of shares of Common Stock reserved for the grant or settlement of Awards under the Plan shall be a number equal to 25% of the fully diluted number of shares of Common Stock of the Company as of the Effective Date, determined as if the maximum number of shares reserved were issued and outstanding, as of the Effective Date and shall be subject to adjustment as provided herein. If any shares of Common Stock subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Common Stock to the Participant, the Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Common Stock that is exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Common Stock exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan.

5.6 Covered Employees. From and after the date that the grant of an Award to a Covered Employee is subject to Section 162(m) of the Code, the aggregate Awards granted during any fiscal year to any single individual who is likely to be a Covered Employee shall not exceed 7,500,000 shares of Common Stock Equity Units determined by the Board with due consideration of the limitations and consistent with Section 162(m) of the Code. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

5.7 Authorized Shares. Shares of Common Stock issued under the Plan may, in whole or in part, be authorized but unissued shares of Common Stock or shares that have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

6.	Specific Terms of Awards

6.1 Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement.

(b) Exercise Price. The price at which a share of Common Stock may be acquired under each Option shall be no less than 100% of the Fair Market Value of such Common Stock on the Grant Date; provided, however, that the Exercise Price of an Option granted in substitution for an option granted under the Prior Plan may be less than Fair Market Value to the extent permitted under Treasury Regulation § 1.409A-1(b)(v)(D).

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(c) Option Period. The exercise period with respect to each Option shall be determined in the sole discretion of the Committee and specified in each Award Agreement; provided, however, that no Option may be exercised on or after the tenth anniversary of the Grant Date.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine and as set forth in each Award Agreement. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time.

(e) ISOs. No ISO shall be granted to any employee of the Company, if such employee owns, or is deemed to own, immediately prior to the grant of the ISO, stock representing more than 10% of the total combined voting power of the Company or its Affiliates, or more than 10% of the value of all classes of stock of the Company or its Affiliates, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

(f) Termination of Association with the Company — Generally. Unless the Committee shall provide otherwise for any Award with respect to any Option as set forth in the Award Agreement for such Option, if the Optionee’s employment or other association with the Company ends for any reason, any outstanding Option of the Optionee shall cease to be exercisable in any respect and shall terminate not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event (and to the extent not then exercisable, shall terminate as of the date of such event). Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

(g) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 14 or as otherwise set forth in an Award Agreement, specifying the number of shares of Common Stock or Units with respect to which the Option is then being exercised. Where the exercise of an Option is to be accompanied by payment, the Committee may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Committee; or (b) if so permitted by the Committee, (i) through the delivery of Common Stock that has a Fair Market Value equal to the exercise price, except where payment by delivery of Common Stock would adversely affect the Company’s results of operations under U.S. generally accepted accounting principles or where payment by delivery of Common Stock outstanding for less than six months would require application of securities laws relating to profit realized on such Common Stock, (ii) by other means acceptable to the Committee, or (iii) by means of withholding of Common Stock with an aggregate Fair Market Value equal to (A) the aggregate exercise price and (B) unless the Company is precluded or restricted from doing so under debt covenants, minimum statutory withholding taxes with respect to such exercise, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of Common Stock in payment of the exercise price under clause (g)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Committee may prescribe.

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(h) Rights Pending Exercise. No Participant holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any shares of Common Stock, except to the extent that the Option shall have been exercised with respect thereto.

6.2 Restricted Stock.

(a) Purchase Price. Common Stock or Restricted Stock may be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Restrictions and Restriction Period. During the Restriction Period applicable to Restricted Stock, such Restricted Stock shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate. Certificates for shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. Such certificates may, if so determined by the Committee, be held in escrow by an escrow agent (which may be the Company) appointed by the Committee, to be held for the benefit of the Participant for such period in the discretion of the Committee until the applicable Restriction Period lapses.

(c) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a holder of Common Stock, including, but not limited to, the right to vote and the right to receive any dividends or distributions with respect to the Restricted Stock.

(d) Termination of Association with the Company. Unless the Committee shall provide otherwise in the applicable Award Agreement for any Award of Restricted Stock, upon termination of a Participant’s employment or other association with the Company and its Affiliates for any reason during the Restriction Period, all Restricted Stock still subject to Risk of Forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association if it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

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6.3 Common Stock Grants. Common Stock Grants may be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Common Stock Grants shall be made without forfeiture conditions of any kind.

6.4 Stock-Based Awards. The Committee, in its sole discretion, may grant Awards of phantom shares of Common Stock, SARs and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of a share of Common Stock. Such Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive shares of Common Stock (or the equivalent cash value of such Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of Performance Goals. Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (a) the number of shares of Common Stock to be awarded under (or otherwise related to) such Stock-Based Awards; (b) whether such Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and Common Stock; and (c) all other terms and conditions of such Stock-Based Awards (including, without limitation, the vesting provisions thereof).

6.5 Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award, none of which shall require prior approval of the stockholders of the Company except for stockholder approval as may be necessary for the Plan or Award to comply with applicable law.

7.	Adjustment Provisions

7.1 Adjustment for Company Actions. If subsequent to the adoption of the Plan by the Company the outstanding Common Stock are increased, decreased, or exchanged for a different number or kind of stock, units or other securities, or if additional shares, units or new or different shares, units or other securities are distributed with respect to Common stock or Units through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, dividend, stock or unit split, reverse stock or unit split, or other similar distribution with respect to such Common Stock, the Committee shall make an adjustment, to the extent appropriate and proportionate, in (i) the numbers and kinds of Common Stock or other securities subject to the then outstanding Awards, and (ii) the exercise price for each Common Stock or other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).

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7.2 Related Matters. Any adjustment in Awards made pursuant to this Section 7 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Exercise Prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Stock and Stock-Based Awards, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and Company action other than as expressly contemplated in this Section 7. No fraction of a shares of Common Stock shall be issued or purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares of Common Stock covered by an Award shall cause such number to include a fraction, such number of shares of Common Stock shall be adjusted to the nearest smaller whole number of shares of Common Stock.

8.	Change in Control Provisions

8.1 Unless otherwise determined by the Committee or evidenced in an applicable Award Agreement or employment or other agreement, in the event of a Change in Control, the Committee shall have the discretion, exercisable either in advance of such Change in Control or at the time thereof, to provide for one or more of the following:

(a) the continuation of outstanding Awards after the Change in Control without change;

(b) the cash-out of outstanding Options as of the time of the transaction as part of the transaction for an amount equal to the difference between the price that would have been paid for the shares of Common Stock subject to such outstanding Options if such Options were exercised upon the closing of such transaction and the exercise price of such outstanding Options; provided that if the exercise price of the Options exceeds the price that would have been paid for the shares of Common Stock or Units subject to the outstanding Options if such Options were exercised upon the closing of the transaction, then such Options may be cancelled without making a payment to the Optionees;

(c) a requirement that the buyer in the transaction assume outstanding Awards;

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(d) a requirement that the buyer in the transaction substitute outstanding Options with comparable options to purchase the equity interests of the buyer or its parent and/or substitute outstanding Restricted Stock, Restricted Units, LTIP Units, Stock-Based Awards, and/or Unit-Based Awards with comparable restricted stock or units of the buyer or its parent; and

(e) the Acceleration of outstanding Options, Restricted Stock, and Stock-Based Awards.

Notwithstanding any other provision of the Plan, in the event of a Change in Control in which the consideration paid to the holders of shares of Common Stock is solely cash, the Committee may, in its discretion, provide that each Award shall, upon the occurrence of a Change in Control, be canceled in exchange for a payment, in cash or Common Stock, in an amount equal to (i) the excess of the consideration paid per share of Common Stock and Units in the Change in Control over the exercise or purchase price (if any) per share of Common Stock or Unit subject to the Award multiplied by (ii) the number of shares of Common Stock granted under the Award.

8.2 A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (c) below;

(b) during any period of twelve (12) month period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a majority vote of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority of the Board;

(c) there is consummated a merger or consolidation of the Company with any other corporation or other entity, other than (I) a merger or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

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(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (i) at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (ii) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

8.3 Notwithstanding Section 8.2 to the contrary, a “Change in Control” shall not be deemed to have occurred: (i) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions; or (ii) by virtue of any merger, consolidation or transaction with any similar effect of Cardax Pharmaceuticals, Inc. and the Company where the Company is the surviving entity; or (iii) by virtue of any distribution of shares of Common Stock by Cardax Pharmaceuticals, Inc. to its shareholders or holders of any other security issued by Cardax Pharmaceuticals, Inc., including any distribution made in connection with any liquidation of Cardax Pharmaceuticals, Inc.

9.	Settlement of Awards

9.1 Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Committee, the issuance of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of such Common Stock until approval shall have been obtained from such governmental agencies as may be required under any applicable law, rule, or regulation, and the Company shall take all reasonable efforts to obtain such approval.

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9.2 Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

9.3 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

9.4 Investment Representations. The Company shall not be under any obligation to issue Common Stock covered by any Award unless the intended recipient has made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such Common Stock will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the Common Stock for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Common Stock.

9.5 Registration. In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

9.6 Tax Withholding. Whenever Common Stock is issued or to be issued pursuant to Awards granted under the Plan, the Company shall (i) have the right to require the recipient to remit to the Company in cash an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) coincident with the recipient’s exercise of such Option or receipt of Common Stock; or (ii) to the extent permitted by applicable law, withhold a number of Common Stock having an aggregate Fair Market Value equal to an amount sufficient to satisfy any federal, state, local or other withholding requirements. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

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10.	No Special Employment or Other Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates, subject to the terms of any separate employment or consulting agreement, any provision of law, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company or any Affiliate.

11.	Nonexclusivity of the Plan

The adoption of the Plan by the Company shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of options and restricted units other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

12.	Section 409A of the Code

This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

13.	Termination and Amendment of the Plan and Awards

The Company may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Company otherwise expressly provide, or may deem necessary or appropriate to comply with applicable law, including without limitation the provisions of Section 409A of the Code, no termination or amendment of the Plan may adversely affect the rights of the recipient of an Award previously granted hereunder in any material respects without the consent of the recipient of such Award.

The Plan shall take effect on the Effective Date but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Participant (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, or that without the approval of the stockholders of the Company would, except as provided in Section 7, increase the total number of Awards reserved for the purpose of the Plan. In addition, approval by the stockholders of the Company shall be required with respect to any amendment that materially increases benefits provided under the Plan or materially alters the eligibility provisions of the Plan or with respect to which stockholder approval is required under the rules of any stock exchange on which the Common Stock is then listed. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the Effective Date. The Board reserves the right to terminate the Plan at any time. No Awards shall be granted under the Plan after such termination date. The Plan shall remain in effect with respect to Awards made under the Plan prior to the termination of the Plan until such Awards have been satisfied or terminated in accordance with the terms of the Plan and the applicable Award Agreements.

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The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, and further provided that, other than as the Committee may deem necessary or appropriate to comply with applicable law, including without limitation the provisions of Section 409A of the Code, no amendment or modification of an outstanding Award may adversely affect the rights of the recipient of such Award without his or her consent. An amendment or modification to an Award that is necessary or appropriate to comply with applicable law or that does not adversely affect the rights of the recipient of such Award may be made without the consent of such recipient.

14.	Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or by electronic delivery or facsimile with a confirmation copy by regular, certified or overnight mail, addressed or sent electronically or by facsimile, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company, and (ii) if to the Company, at its principal place of business or to such other address or facsimile number, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (x) in the case of personal delivery, on the date of such delivery, (y) in the case of mailing, when received by the addressee, and (z) in the case of electronically delivery or facsimile transmission, when confirmed by an electronic receipt or facsimile machine report.

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15.	Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

Adopted by resolution of the Board of Directors of the Company as of January 3, 2014.

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